EXHIBIT 99.1

NEWS RELEASE

Dennis S. Hudson, III

President and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6086

William R. Hahl

Executive Vice President/

Chief Financial Officer

 (772) 221-2825

Table of Contents

    SEACOAST REPORTS 13.6% EARNINGS INCREASE
    FOR THE THIRD QUARTER
      FINANCIAL HIGHLIGHTS

SEACOAST REPORTS 13.6% EARNINGS INCREASE

FOR THE THIRD QUARTER

STUART, FL., October 18, 2004 – Seacoast Banking Corporation of Florida (NASDAQ-NMS:  SBCF), a bank holding company whose principal subsidiary is First National Bank and Trust Company of the Treasure Coast, today reported net income of $3,880,000, or $0.25 diluted earnings per share (“DEPS”), up 13.6 percent compared to the prior year’s net income for the same quarter of $3,415,000, or $0.22 DEPS.

“Third quarter results reflect improving performance in key businesses and our success in growing high quality, high value, long term customer relationships in markets many consider to be the most attractive in the state of Florida,” commented Dennis S. Hudson, III, President and Chief Executive Officer.  “Our focus remains on strategies that reward shareholders and improve earnings over the long term.”

- continued -

Mr. Hudson noted that “the Company is being recognized as the commercial bank best able to provide products and services that meet individual needs of south Florida businesses.”  The Company’s commercial lenders have originated $280 million of new loans so far in 2004 which has increased loans outstanding by $150.4 million or 21.2 percent compared to year end December 31, 2003. The progress reflects the Company’s successful transformation into higher levels of commercial real estate loans while improving upon its dominating franchise in its attractive and high growth markets.   In addition, extraordinary opportunities caused by large competitors’ acquisitions have resulted in vastly improved loan and core deposit growth.

Highlights for the period include:

•

A 13.6 percent increase in net income for the third quarter of 2004, compared to the prior year, with a 13.6 percent increase in diluted earnings per share;

•

Demand deposit and low-cost savings deposit growth over the last twelve months of 18.6 percent and 13.6 percent, respectively;

•

Loan growth of 8.8 percent for the third quarter 2004 and 29.4 percent over the last twelve months; and

•

A net interest margin of 3.97 percent for the third quarter 2004, compared to 3.31 percent a year earlier, and up 13 basis points over the second quarter 2004.

Net income for the nine months ended September 30, 2004, increased $1.2 million or 11.8 percent to $11.4 million or $0.72 DEPS, compared to $10.2 million and DEPS of $0.65 for the same period last year.

The return on average equity was 14.13 percent in the September 2004 quarter and 14.05 percent for the nine months then ended.  The return on average assets for the most recent quarter was 1.09 percent compared to 1.04 percent one year ago.

Net interest income (taxable equivalent basis) for the three and nine months periods ended September 30, 2004 grew by 29.5 percent and 19.4 percent, respectively when compared to the same periods in 2003.  The net interest margin was 3.97 percent in the current quarter, up 13 basis points on a linked quarter basis and 3.90 percent for the nine month period.  The positive trend in the net interest margin has been achieved in conjunction with the reporting of better loan and deposit growth while maintaining low-cost deposit balances, especially savings and demand deposits.  Interest bearing deposit costs averaged 1.29 percent in the current quarter and 1.28 percent for the first nine months.

At September 30, 2004, total deposits increased by $100 million or 9.2 percent over the last twelve months.  Demand deposits now represent 21.2 percent of total deposits, up from 19.5 percent a year earlier.  Higher cost certificates of deposit as a percent of total deposits declined to 29.5 percent compared to 33.1 percent at September 30, 2003.

Quarterly loan growth was $70 million, an annualized growth rate of 35.4 percent.  Commercial and commercial real estate loan growth was $60 million in the quarter, an annualized loan growth of 56.8 percent.  Loan demand and originations in both the Company’s existing and new markets has been exceptional so far this year. The positive loan growth trend should continue for the remainder of 2004 due to commercial real estate loan originations that are expected to be funded and a strong loan pipeline.

At quarter end, nonperforming assets were $389,000, a decline of $2.2 million from the second quarter, due to the sale of an OREO property at a gain.  The allowance for loan losses at September 30, 2004 was $6.5 million, up $337,000 over year end December 31, 2003.  The allowance is considered adequate to cover the risks associated with the loan portfolio.  Nonperforming loans to total loans were six basis points and year-to-date net charge-offs were four basis points, both consistent with prior periods and reflective of the Company’s consistent and  exceptional credit quality.

Noninterest income, excluding securities gains and losses declined $240,000 in the current quarter compared to the three months ended June 30, 2004.  Declines in revenues from Seacoast Marine Finance and from investment management services were partially offset by increased fees from deposit service charges from customers and higher mortgage banking revenues.  Both lines of businesses were disrupted for approximately two weeks plus in September by two hurricanes that directly hit the Company’s markets and resulted in fewer opportunities to transact business.   Residential production remains strong in the Company’s markets. The Company has generated more adjustable rate mortgages this year and it has elected to retain these credits in its loan portfolio, therefore reducing the mortgage banking fees generated from sales.  Compared to the third quarter 2003 mortgage banking revenues were $575,000 lower for the three months ended September 30, 2004.  Year to date residential mortgage originations totaled $182 million compared to $209 million for the first nine months of 2003.  This business was also negatively impacted in September by the two hurricanes.

Noninterest expenses increased 12.7 percent for the three month period ended September 30, 2004 over the comparable period in 2003 due to expenses associated with the hurricanes, additional resources needed as a result of market expansion, and increased incentive compensation tied to the Company’s improved performance.  “We are very proud of the commitment and dedication exhibited by our staff during the aftermath of the destruction inflicted by two very powerful hurricanes,” said Hudson.  “In appreciation of their efforts, we paid $500 to our non-officer employees to assist them in dealing with their individual losses.”  These payments and other known losses from these storms added approximately $250,000 to noninterest expenses this quarter and should have no further earnings consequences.

The Company expects to continue to expand its commercial banking business in 2004 and 2005 through market extension in the high growth contiguous counties of Palm Beach and Brevard.  Three new commercial bankers familiar with these markets have joined the Company and should have immediate positive impacts.  All of these new employees and support staff joined the Company throughout the third quarter 2004.  One new office was opened in Brevard County during the quarter.  Two offices were opened in Palm Beach County in 2003 and three additional offices are under construction with two to open in early 2005 and the other in late 2005 or early 2006.

Seacoast management will host a conference call on October 19 at 11:00 a.m. (Eastern Time) to discuss the earnings results and business trends.  Investors may call in (toll-free) by dialing 866-244-4518 (passcode: 570459; leader: Dennis Hudson, III).  Charts will be used during the conference call and may be accessed at Seacoast’s website at www.seacoastbanking.net under “Presentations”.  A replay of the call will be available beginning the afternoon of October 19 by dialing 866-219-1444 (domestic), using the passcode 570459.

Seacoast, with approximately $1.4 billion of assets, is one of the largest independent commercial banking organizations in Florida.  Seacoast is headquartered on Florida’s Treasure Coast, which is one of the wealthiest and fastest growing areas in the nation.

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may", "will", "anticipate", “assume”, "should", “indicate”, "would", "believe", "contemplate", "expect", "estimate", "continue", “point to”, “project”, "could", "intend" or other similar words and expressions of the future.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks and sensitivities; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company's market area and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions underlying the establishment of reserves for possible loan losses, and the risks of mergers and acquisitions, including, without limitation, the related costs, including integrating operations as part of these transactions, and the failure to achieve the expected gains, revenue growth and/or expense savings from such transactions.

All written or oral forward looking statements attributable to the Company are expressly qualified in their entirety by this Cautionary Notice including, without limitation, those risks and uncertainties, described in the Company's annual report on Form 10-K for the year ended December 31, 2003 under “Special Cautionary Notice Regarding Forward Looking Statements”, and otherwise in the Company's SEC reports and filings.  Such reports are available upon request from Seacoast, or from the Securities and Exchange Commission, including the SEC’s website at http://www.sec.gov.

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FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

Three Months Ended			Nine Months Ended
(Dollars in thousands,	September 30,		September 30,
except per share data)	2004	2003	2004	2003
Summary of Earnings
Net income	$ 3,880	$3,415	$11,391	$10,188
Net interest income (1)	13,498	10,425	38,749	32,452

Performance Ratios
Return on average assets (2), (3)	1.09%	1.04%	1.09%	1.05%
Return on average shareholders' equity (2), (3)	14.13	13.27	14.05	13.48
Net interest margin (1), (2)	3.97	3.31	3.90	3.52

Per Share Data
Net income diluted	$ 0.25	$0.22	$0.72	$0.65
Net income basic	0.25	0.22	0.74	0.66
Cash dividends declared	0.14	0.13	0.40	0.33

		September 30,		Increase/
		2004	2003	(Decrease)
Credit Analysis
Net charge-offs year-to-date		$213	$686	(69.0)%
Net charge-offs to average loans		0.04%	0.14%	(71.4)
Loan loss provision year-to-date		550	--	n/m
Allowance to loans at end of period		0.76%	0.92%	(17.4)
Nonperforming assets		$389	$3,225	(87.9)
Nonperforming assets to loans and other real estate owned at end of period		0.05%	0.48%	(89.6)

Selected Financial Data
Total assets		$1,397,965	$1,319,431	6.0
Securities – Trading (at fair value)		--	6,531	(100.0)
Securities – Available for sale (at fair value)		398,152	471,995	(15.6)
Securities – Held for investment (at amortized cost)		69,845	100,201	(30.3)
Net loans		852,676	657,951	29.6
Deposits		1,180,784	1,080,992	9.2
Shareholders' equity		107,636	103,476	4.0
Book value per share		6.97	6.75	3.3
Tangible book value per share		6.79	6.56	3.5
Average shareholders' equity to average assets		7.78%	7.80%	(0.3)

 (1)  Calculated on a fully taxable equivalent basis using amortized cost.

(2)  These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3) The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income.

n/m = not meaningful

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2004	2003	2004	2003

Interest on securities:
Taxable	$4,530	$3,681	$13,786	$11,430
Nontaxable	29	38	85	119
Interest and fees on loans	12,480	10,592	35,007	33,466
Interest on federal funds sold	3	18	66	59
Total Interest Income	17,042	14,329	48,944	45,074

Interest on deposits	1,094	759	2,769	2,526
Interest on time certificates	1,944	2,380	6,044	7,677
Interest on borrowed money	542	801	1,484	2,531
Total Interest Expense	3,580	3,940	10,297	12,734

Net Interest Income	13,462	10,389	38,647	32,340
Provision for loan losses	250	0	550	0
Net Interest Income After Provision for Loan Losses	13,212	10,389	38,097	32,340

Noninterest income:
Service charges on deposit accounts	1,201	1,279	3,402	3,698
Trust income	556	494	1,611	1,545
Mortgage banking fees	523	1,098	1,477	3,959
Brokerage commissions and fees	523	364	1,909	1,370
Marine finance fees	640	903	2,397	2,569
Debit card income	348	301	997	910
Other deposit based EFT fees	108	106	353	327
Merchant income	503	405	1,508	1,215
Other income	428	347	1,051	1,075
	4,830	5,297	14,705	16,668
Securities gains (losses)	16	(4)	26	(1,172)
Total Noninterest Income	4,846	5,293	14,731	15,496

Noninterest expenses:
Salaries and wages	5,004	4,214	14,112	12,646
Employee benefits	1,288	1,123	3,951	3,551
Outsourced data processing	1,451	1,367	4,336	3,968
Occupancy expense	1,093	977	3,215	2,947
Furniture and equipment expense	500	451	1,480	1,377
Marketing expense	582	492	1,835	1,560
Legal and professional fees	375	339	1,037	1,117
FDIC assessments	42	44	126	126
Amortization of intangibles	0	24	0	150
Other expense	1,692	1,637	5,082	4,906
Total Noninterest Expenses	12,027	10,668	35,174	32,348

Income Before Income Taxes	6,031	5,014	17,654	15,488
Provision for income taxes	2,151	1,599	6,263	5,300

Net Income	$3,880	$3,415	$11,391	$10,188

Per share common stock:
Net income diluted	$0.25	$0.22	$0.72	$0.65
Net income basic	0.25	0.22	0.74	0.66
Cash dividends declared	0.14	0.13	0.40	0.33

Average diluted shares outstanding	15,704,794	15,620,117	15,761,390	15,644,580
Average basic shares outstanding	15,299,443	15,326,353	15,353,792	15,322,684

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	December 31,	September 30,
(Dollars in thousands)	2004	2003	2003

Assets
Cash and due from banks	$37,274	$44,928	$40,919

Federal funds sold and interest bearing deposits	258	255	255

Securities:
Trading (at fair value)	--	--	6,531
Available for sale (at fair value)	398,152	484,223	471,995
Held for sale (at amortized cost)	69,845	80,866	100,201
Total Securities	467,997	565,089	578,727

Loans available for sale	3,335	5,403	6,162

Loans	859,173	708,792	664,091
Less: Allowance for loan losses	(6,497)	(6,160)	(6,140)
Net Loans	852,676	702,632	657,951

Bank premises and equipment	18,589	16,847	16,777
Other real estate owned	--	1,954	2,029
Other assets	16,009	16,715	16,611
	$1,396,138	$1,353,823	$1,319,431

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$248,355	$233,087	$210,771
Savings deposits	582,255	527,400	512,433
Other time deposits	241,993	262,904	268,824
Time certificates of $100,000 or more	106,354	106,251	88,964
Total Deposits	1,178,957	1,129,642	1,080,992

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	61,829	74,158	63,746
Other borrowings	40,047	40,000	65,000
Other liabilities	7,669	5,939	6,217
	1,288,502	1,249,739	1,215,955

Shareholders' Equity
Preferred stock	--	--	--
Common stock	1,710	1,710	1,710
Additional paid in capital	26,911	26,911	26,839
Retained earnings	100,127	95,336	93,901
Restricted stock awards	(2,478)	(1,947)	--
Treasury stock	(16,686)	(15,350)	(17,841)
	109,584	106,660	104,609
Accumulated comprehensive loss	(1,948)	(2,576)	(1,133)
Total Shareholders’ Equity	107,636	104,084	103,476
	$1,396,138	$1,353,823	$1,319,431

Common Shares Outstanding	15,441,560	15,503,626	15,325,274

Note:  The balance sheet at December 31, 2003 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarters
	2004			2003	Last 12
(Dollars in thousands, except per share data)	Third	Second	First	Fourth	Months

Operating Ratios
Return on average assets (2),(3)	1.09%	1.11%	1.05%	1.14%	1.11%
Return on average shareholders' equity (2),(3)	14.13	14.39	13.31	14.46	14.18
Net interest margin (1),(2)	3.97	3.84	3.84	3.70	3.85
Average equity to average assets	7.71	7.71	7.91	7.87	7.80

Credit Analysis
Net charge-offs (recoveries)	$196	$(18)	$35	$(20)	$193
Net charge-offs (recoveries) to average loans	0.09%	(0.01)%	0.02%	(0.01)%	0.03%
Loan loss provision	$250	$150	$150	$--	$550
Allowance to loans at end of period	0.76%	0.82%	0.85%	0.87%
Nonperforming assets	$389	$2,557	$2,325	$3,045
Nonperforming assets to loans and other real estate owned at end of period	0.05%	0.32%	0.31%	0.43%
Nonaccrual loans and accruing loans 90 days or more past due to loans outstanding at end of period	0.06	0.08	0.09	0.16

Per Share Common Stock
Net income diluted	$0.25	$0.25	$0.23	$0.24	$0.97
Net income basic	0.25	0.25	0.23	0.25	0.98
Cash dividends declared	0.14	0.13	0.13	0.13	0.53
Book value per share	6.97	6.77	6.90	6.71

 (1) Calculated on a fully taxable equivalent basis using amortized cost.

(2) These ratios are stated on an annualized basis and are not necessarily indicative of ratios which may be expected for the entire year.

(3) The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited) (continued)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands)

SECURITIES	September 30, 2004	December 31, 2003	September 30, 2003

Mortgage-backed	$--	$--	$6,531
Securities Trading	--	--	6,531

U.S. Treasury and U. S. Government Agencies	20,795	1,002	1,599
Mortgage-backed	371,523	477,018	464,220
Other securities	5,834	6,203	6,176
Securities Available for Sale	398,152	484,223	471,995

U.S. Treasury and U. S. Government Agencies	4,999	4,998	4,998
Mortgage-backed	62,616	73,585	92,254
Obligations of states and political subdivisions	2,230	2,283	2,949
Securities Held for Investment	69,845	80,866	100,201
Total Securities	$467,997	$565,089	$578,727

LOANS	September 30, 2004	December 31, 2003	September 30, 2003

Real estate construction	$171,351	$107,315	$93,516
Real estate mortgage	550,171	470,391	449,528
Installment loans to individuals	81,768	84,512	78,933
Commercial and financial	55,614	46,310	41,934
Other loans	269	264	180
Total Loans	$859,173	$708,792	$664,091

AVERAGE BALANCES, YIELDS AND RATES (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2004				2003
	Third Quarter	Second Quarter			Third Quarter
	Average	Yield/	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate

Assets
Earning assets:
Securities:
Taxable	$518,637	3.49%	$562,030	3.37%	$575,915	2.56%
Nontaxable	2,180	8.07	2,181	7.89	2,924	7.93
Total Securities	520,817	3.51	564,211	3.39	578,839	2.58

Federal funds sold and other short-term investments	1,166	1.02	11,219	0.97	7,265	0.98

Loans, net	827,880	5.99	762,092	5.97	662,425	6.35

Total Earning Assets	1,349,863	5.02	1,337,522	4.85	1,248,529	4.56

Allowance for loan losses	(6,420)		(6,339)		(6,123)
Cash and due from banks	34,787		38,348		31,240
Premises and equipment	18,408		17,365		16,858
Other assets	13,473		14,360		11,472

	$1,410,111		$1,401,256		$1,301,976

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW (including Super NOW)	$70,026	0.47%	$78,409	0.46%	$61,928	0.47%
Savings deposits	159,258	0.51	162,803	0.51	154,759	0.51
Money market accounts	358,530	0.90	326,922	0.75	290,248	0.67
Time deposits	347,337	2.23	357,155	2.20	365,558	2.58
Federal funds purchased and securities sold under agreements to repurchase	68,020	1.15	69,184	0.84	50,596	0.60
Other borrowings	39,784	3.45	39,926	3.27	65,000	4.43

Total Interest-Bearing Liabilities	1,042,955	1.37	1,034,399	1.30	988,089	1.58

Demand deposits (noninterest-bearing)	250,871		252,435		205,740
Other liabilities	7,536		6,346		6,069
Total Liabilities	1,301,362		1,293,180		1,199,898

Shareholders' equity	108,749		108,076		102,078

	$1,410,111		$1,401,256		$1,301,976

Interest expense as a % of earning assets		1.06%		1.00%		1.25%
Net interest income as a % of earning assets		3.97		3.84		3.31

(1)

 On a fully taxable equivalent basis.  All yields and rates have been computed on an annualized basis using amortized cost.  Fees on loans have been included in interest on loans.  Nonaccrual loans are included in loan balances.